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                                                                  EXHIBIT 11.1

                          ALDILA, INC. AND SUBSIDIARIES
             COMPUTATION OF NET INCOME PER COMMON SHARE - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                                      THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                           JUNE 30,                       JUNE 30,
                                                                   --------------------------     --------------------------
                                                                      2000          1999             2000          1999
                                                                   ------------  ------------     ------------  ------------
BASIC:
Net income (loss)                                                      $ 1,656         $ (72)         $ 2,236        $ (379)

Weighted average number of common shares outstanding                    15,462        15,462           15,462        15,462
                                                                   ------------  ------------     ------------  ------------

Net income (loss) per common share                                      $ 0.10       $ (0.00)          $ 0.14       $ (0.02)
                                                                   ============  ============     ============  ============

ASSUMING DILUTION:
Net income (loss)                                                      $ 1,656         $ (72)         $ 2,236        $ (379)

Weighted average number of common shares outstanding                    15,462        15,462           15,462        15,462

The number of shares resulting from the assumed exercise of
stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using
the average market price during the period                                  94             -              104             -
                                                                   ------------  ------------     ------------  ------------

Weighted average number of common and
   common equivalent shares                                             15,556        15,462           15,566        15,462
                                                                   ------------  ------------     ------------  ------------

Net income (loss) per common share, assuming dilution                   $ 0.10       $ (0.00)          $ 0.14       $ (0.02)
                                                                   ============  ============     ============  ============
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